Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Exhibit 10.21

“Pages where confidential treatment has been requested are marked “Confidential Treatment Requested”. The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*).”

“Confidential Treatment Requested”

TRANSITION WHOLESALER DISTRIBUTION AGREEMENT

This Transition Agreement is made this 17th day of May, 2010 (“Effective Date”) by and between E. I. du Pont de Nemours and Company, a Delaware corporation with offices at 1007 Market Street, Wilmington, DE 19898 (hereinafter "DuPont") and Lakeland Industries, Inc., a Delaware corporation with offices at 701 Koehler Avenue, Suite 7, Ronkonkoma, NY  11779-7410 (hereinafter “Wholesaler” or "Lakeland") (collectively the “Parties” and each a “Party”) subject to the following terms and conditions:

Transition and Purpose

Effective January 31, 2010, the Garment Manufacturer and Trademark License Agreement between DuPont and Lakeland expired on January 31, 2010.  DuPont has offered to appoint Lakeland as a wholesale distributor for DuPont protective apparel in the Territory as hereinafter defined for a transition period commencing on the date of signature on this Agreement through December 31, 2010.  Prior to the expiration of this Agreement, the Parties shall mutually decide whether to sign a new wholesale distribution agreement for a term of * and that will be consistent with DuPont’s overall wholesale distribution program and that may require revising the territory of appointment, the category of products handled among other changes.

Article 1.  Appointment

1.01  DuPont hereby appoints and authorizes Lakeland to sell to, and to solicit orders from distributors and other resellers for the products specified in Schedule A attached hereto and made a part hereof and such other products as may be designated by DuPont in its sole discretion in writing from time to time (hereinafter "Products") in the territory of the United States of America and Canada (hereinafter "Territory").

1.02  This appointment  is non-exclusive and DuPont reserves the right to sell directly to distributors and resellers located in Territory or to appoint additional wholesalers or resellers if DuPont concludes in its sole discretion that additional coverage is appropriate in order to fully develop the potential markets for Products.  This appointment is solely for the re-sale of Products to distributors and resellers and does not include the sale of Products by Lakeland directly to endusers of any nature.

“Confidential Treatment Requested”

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 2.  Period of Agreement

2.01  This Agreement shall commence on the Effective Date and shall be effective through December 31, 2010 unless terminated:

(a)	by either Party at any time if a voluntary petition in bankruptcy is filed by a Party or if a Party is adjudged a bankrupt;

(b)	by either Party at any time without liability if that Party is exiting the business contemplated by this Agreement; or,

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

(c)
immediately by either Party in the event of a default or breach of this Agreement by the other Party, if such default or breach is not remedied within thirty (30) days of written notification of default or breach from the non-defaulting or non-breaching Party or if such default or breach is not reasonably subject to being remedied within such thirty (30) day period, if the breaching Party fails to commence the remedy of such default or breach within said thirty (30) day period and continue to diligently remedy the default or breach in a commercially reasonable manner.

2.02  Should Lakeland's organization, ownership, operation, or business philosophy change in a material manner which in DuPont’s judgment conflicts with the business objectives set forth in this Agreement, DuPont reserves the right to terminate this Agreement effective upon at least thirty (30) days prior written notice to Lakeland.

2.03  This Agreement shall first be executed by Lakeland and shall be effective only when subsequently accepted and executed on behalf of DuPont by DuPont's authorized representatives.

2.04  In the event of termination of this Agreement for any reason with or without cause in accordance with the terms of this Agreement the Parties agree that:

a.	Neither Party shall be liable to the other Party for any termination compensation or payments of any kind including but not limited to investment, promotion or selling expense payments;

b.	No commissions, rebates or other compensation on any sales of Product shall be payable to Lakeland for Product sold in the Territory after the effective date of such termination;

c.	Termination shall not affect any outstanding obligations of either Party to the other Party arising prior to such termination, including without limitation, confidentiality under Article 12.01;

d.
DuPont may elect to repurchase any or all of such inventory and if so, it will do so at the price paid for such Products by Lakeland.  Lakeland agrees that it will sell such Products to DuPont at this price.

e.
Except to the extent used by Lakeland in connection with the sale of Products remaining in Lakeland’s inventory at termination, Lakeland shall return promptly to DuPont all the technical manuals, signs and other material or property including advertising and promotional materials, of DuPont that may have been furnished to Lakeland by DuPont, together with all copies or reproductions or parts thereof; and

f.
Except to the extent used by Lakeland in connection with the sale of Products remaining in Lakeland’s inventory at termination, Lakeland shall immediately discontinue permitted use of DuPont's trade name and trademarks and DuPont's trade name in any media including internet.

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 3. Responsibilities

3.01  Lakeland accepts this non-exclusive appointment and agrees, at its own expense, to use its commercially reasonable efforts to:

a.	Promote, advertise, develop and increase trade in Products in the Territory;

b.	Maintain a reasonable inventory of Products, as determined solely in Lakeland’s discretion or otherwise specified in this agreement, in proper storage conditions;

c.	Provide an adequate number of trained selling personnel;

d.
Educate the trade in the use of Products as part of sales and marketing efforts for Products and  provide distributors and resellers  with DuPont Product information   regarding the safety of persons, property and the environment;

e.	Meet sales and service standards as mutually agreed in writing by the Parties on a periodic basis;

f.	Maintain accurate books and records;

g.	Handle, store, and dispose of Products in such a manner as is necessary for the safety of persons, property and the environment;

h.	Comply with DuPont policies and procedures for returns;

i.	Pay invoices within terms and maintain good credit;

j.	Adhere to agreed upon performance metrics for re-sale of Products;

k.
Furnish DuPont with reports reasonably requested by DuPont to keep DuPont informed of the market and competitive conditions and the position and progress of Lakeland with the trade of the Products in the Territory;

l.
Furnish DuPont with reports on volume of all Products sold and all protective apparel sold by Lakeland under the expired Garment Manufacturer and Trademark License Agreement on a monthly or quarterly basis to enable planning for proposed new wholesale distribution agreement;

m.
Furnish data on distributors served by Lakeland as a wholesale distributor for DuPont.  Such data will be in a format with content as determined by DuPont to advance DuPont’s overall wholesale strategy for Products.  *

“Confidential Treatment Requested”

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

n.	Manufacture specific Product sku’s for which Lakeland case count differs from DuPont case count solely to accommodate existing distributors/customers of Lakeland. Terms are as described in Schedule A.

3.02  The provisions of this Article shall be deemed to be of the essence of this Agreement and any breach thereof by Lakeland shall entitle DuPont to terminate this Agreement in accordance with Section 2.01(c).

3.03  DuPont agrees to:

a.
meet with Lakeland every quarter to agree on sales objectives and review Lakeland’s performance, new opportunities, sales programs, competitive situations, inventory levels, training needs, safety and environmental performance, and other matters of mutual interest; and

b.
in its sole and absolute discretion, make joint sales and service calls in the Territory, and provide services in support of Lakeland's sales efforts, where DuPont and Lakeland conclude such help is appropriate.  It is expressly understood that any technical advice furnished by DuPont is given without charge, and DuPont assumes no obligation or liability for the advice given or results obtained.  All such advice shall be given and accepted at the Lakeland's risk.

Article 4.  Forecasts and Orders

4.01  Lakeland will provide appropriate forecasts and order lead times necessary to meet its Products demand.  Lakeland shall order from DuPont such quantities of Products as it needs to meet the requirements of the trade in its Territory and to satisfy the conditions established under Article 3.01 above, as determined in Lakeland's discretion, provided, however, that all such orders shall at all times be subject to acceptance by DuPont and DuPont shall have no liability because of its failure to accept any such order.  Orders are subject to DuPont policies and requirements for ordering quantities as communicated from time to time by DuPont to Lakeland.

4.02  Shipments will be made to Lakeland's warehouse(s) or with DuPont's prior written approval, directly to Lakeland's customers.  DuPont may specify minimum quantities from time to time for such shipments.  DuPont is under no obligation to ship or release Products to any other location under any other terms than those set forth in this Agreement.

4.03  Whenever DuPont, at Lakeland's request, shall agree and make shipment directly to Lakeland's customer and the acceptance thereof is refused by the customer Lakeland shall reimburse DuPont for all transport, freight and all other expenses incurred in connection therewith; provided however, Lakeland shall not be required to reimburse DuPont to the extent the refusal is caused by the fault of DuPont.

4.04  Products shall be returned freight prepaid only with prior permission of the DuPont’s authorized representative.  Returns must be in salable condition and in original packages upon receipt by DuPont.  Returns must be in accordance with DuPont standard Return Policy.

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 5.  Prices and Terms

5.01  DuPont's prices to Lakeland for Products purchased hereunder shall be DuPont’s prices for wholesale distributors in effect at the time of shipment, less any discounts established by DuPont from time to time.  Current prices are as set forth in Schedule A.  In addition, Lakeland will be able to purchase truck load or container load products *. DuPont has the right during the term of this Agreement to change the price, freight allowance or terms of payment specified herein provided DuPont has given Lakeland thirty (30) days written notice of any such change.  Such price shall be paid for all Product shipped hereunder on and after the date it becomes effective, unless subsequently again revised by Seller as provided herein.  DuPont as part of price adjustment notifications will address impact of pricing changes on ordering and shipments.  For clarity, prices may be adjusted if in DuPont’s sole discretion there have been significant changes in the price of raw materials, components, energy, labor and other ingredients, a shortage of Products or raw materials, or other significant changes in the supply and demand for the Products.

5.02  Terms of payment, minimum orders, freight terms, recall policy, and discontinued product policy  shall be DuPont standard terms as set forth in Schedule B or as modified by time to time by DuPont, effective upon written notice to Lakeland.

5.03  Lakeland shall not be entitled to any discount or commission on any sale made by DuPont directly to distributors served by Lakeland.

5.04 This Agreement, and all Lakeland orders, shall be subject to DuPont’s standard Conditions of Sale in effect at the time of shipment.  A copy of DuPont current Conditions of Sale are attached as Schedule C and incorporated by reference.  In the event of any conflict between the terms and conditions of this Agreement and DuPont’s standard Conditions of Sale, the terms and conditions of this Agreement shall prevail.

Article 6.  Relationship

6.01  The relationship between the Parties established under this Agreement is solely that of buyer and seller.  Nothing in this Agreement authorizes either Party to assume or create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other party, or to bind the other party or its affiliates in any whatsoever unless prior written permission is obtained from such party.

6.02  Lakeland shall at all times be an independent contractor and nothing in this Agreement shall be construed to constitute Lakeland as an employee, agent, joint venturer or partner of DuPont. The entire management and direction of Lakeland’s business shall at all times be under the exclusive control and management of Lakeland. Lakeland shall be solely responsible for the compensation and supervision of all its employees, servants, agents and consultants.

6.03  It is understood and agreed that DuPont has no right to provide any marketing instructions to Lakeland, or to exercise any control over Lakeland’s method of operation of its business.  Lakeland is free to market Lakeland’s Products and to conduct Lakeland’s business as Lakeland sees fit.

“Confidential Treatment Requested”

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 7. Guarantees

7.01  DuPont undertakes to deliver material meeting DuPont’s normal Product specifications, but is not responsible for results obtained by the use thereof either alone or in combination with other materials.

7.02  No guarantee or warranty, oral or written, expressed or implied, concerning the application or the results to be obtained with Products will be made by Lakeland except with the express prior written authorization of DuPont in each specific case.

7.03  Lakeland shall make no product performance claims that (i) are inconsistent with Product performance claims made by DuPont in its literature for such Products or (ii) DuPont has not approved in writing in advance.

7.04  DuPont is not responsible, or liable, for misrepresentations, errors or omissions of Lakeland.

Article 8.  DuPont's Trademarks and Trade Name

8.01   The trademarks used on the Products are and shall be the exclusive property of E. I. du Pont de Nemours and Company.  Lakeland shall not register, or use, any DuPont trademark or trade name without prior written approval of DuPont.

8.02   DuPont has the right to object to Lakeland's use of the trademarks for any reason and Lakeland agrees to correct its usage, or cease usage, of the trademarks at DuPont's request.

8.03  Lakeland shall:  a) not use any trademark, mark, name or symbol which may be confusingly similar to Trademarks; b) not use Trademarks in any manner which could affect the validity of its registration or DuPont's exclusive ownership thereof;  c) use, display, advertise, and promote the Trademarks in accordance with the Trademark Guidelines; d) not use, display advertise, or promote the Trademarks in conjunction with any other product or combination of products; e) discontinue immediately any use, display, advertising, or promotion of the Trademarks, or association with it, that directly or indirectly amounts to or includes a false or exaggerated or misleading claim regarding the quality of DuPont Products or the fabrication or installation thereof that may be deemed objectionable by DuPont; and f) not register or use any trademark or tradename of DuPont, its affiliates or subsidiaries, for the products described hereunder or articles made therefrom without DuPont's prior written consent.

Article 9.  Regulation

It is understood that U. S. Government export regulations restrict (unless the U. S. Government provides written authorization) the export of DuPont's technical information covered by this Agreement as well as Products made using the information.  Accordingly, the Parties shall not directly or indirectly reexport such technical information, or Products made using such information, to countries deemed by the U.S. Government to be subject to restrictions.  The obligations of this paragraph shall continue beyond the term of this Agreement.

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 10.  Policy

10.01  Lakeland agrees that the following policy shall be binding on Lakeland with respect to actions taken by Lakeland under this Agreement.  Gifts, favors and entertainment including promotional programs or contests may be given by Lakeland to others only if such gifts, favors and entertainment meet all of the following criteria:

•	they are consistent with accepted business practices in the ordinary course of business;

•	they are of sufficiently limited value, and in a form that will not be construed as a bribe or pay-off;

•	they are not in contravention of applicable law or generally accepted ethical standards;

•	they have received all necessary corporate approvals of Lakeland and where applicable, of recipients employers and are properly accounted for on the books and records of Lakeland and,

•	public disclosure of the facts will not embarrass DuPont.

10.02  Secret commissions or other secret compensation to employees of DuPont, Lakeland, or customers (or family members or associates) are forbidden.

10.03  Lakeland hereby represents that, in its dealings on behalf of DuPont, no action inconsistent with these statements and policy will be taken directly or indirectly by Lakeland.  Lakeland further acknowledges and agrees that any such action will serve as grounds for immediate termination of this Agreement by DuPont.

Article 11. Mutual Release:

In consideration of the agreements and undertakings, DuPont on the one hand, and Lakeland on the other hand, do each hereby irrevocably release and forever discharge the other, their respective predecessors, successors and assigns, and their respective past and present partners, shareholders, directors, officers, employees, attorneys, agents, representatives, parent companies, divisions and all other past and present affiliated companies and/or entities, from any and all actions, causes of action, claims, demands, damages of any kind whatsoever, and expenses arising out of or relating to any claims, except product based claims, however denominated, whether known or unknown, and whether asserted or unasserted, related in any way related to or arising from  the Garment Manufacturer and Trademark License Agreement, or which are in any way related to or arise from the actions of either DuPont or Lakeland in the sale of fabric and from the, marketing, distribution, sale or competition for sales of fabric or industrial protective apparel products and hoods, designed and distributed to protect from hazards presented by exposure to liquids, vapors and particulates, from the beginning of time through and including the effective date of the wholesale distribution agreement.

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Article 11.  Miscellaneous Terms and Conditions

12.01  Each party (the “Disclosing Party”)  may from time to time disclose information to the other party (the “Receiving Party”) that will be identified in writing as confidential.  For a period of five (5) years from the date of disclosure the Receiving Party shall not use or disclose such confidential information unless prior written consent is given by the Disclosing Party.  Notwithstanding the foregoing, the Receiving Party shall be under no obligation under this Agreement with respect to any information (a) which is, at the time of disclosure, available to the general public; (b) which becomes at a later date available to the general public through no fault of the Receiving Party and then only after said date; (c) which the Receiving Party can demonstrate is in its possession before receipt.

12.02  Lakeland is responsible for the ultimate payment of all taxes applicable to Lakeland and its business, including stamp charges, licenses, duties and governmental exactions, by whatsoever name known which may be assessed or levied on or on account of the Products shipped hereunder to Lakeland or to Lakeland's customers.

12.03  If, at any time during the life of this Agreement, any condition outside the control of either Party shall arise which shall impede or restrict free transit of money or goods to or from the Territory, then deliveries hereunder may be suspended during the continuance of any such condition, or this Agreement may be terminated by either Party.

12.04  In the event any payment owed to DuPont hereunder is not paid by Lakeland in accordance with payment terms and this Agreement, DuPont shall have the right to credit against such payment and any interest thereon any sums owed by DuPont to Lakeland.

12.05  The cost of postage, telephone calls and other communications sent by Lakeland shall be paid by Lakeland and the cost of any such items sent by DuPont shall be paid by DuPont.  The cost of samples, reimbursements, promotional activities, etc. undertaken by Lakeland in connection with Products will be paid by Lakeland unless otherwise agreed to by DuPont in writing in advance.

12.06  Neither this Agreement nor any right or obligation herein shall be assignable or transferable in whole or in part by either Party without the prior written consent of the other Party.

12.07  The failure of either Party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege there under shall not be construed as a waiver of any right arising under this Agreement and all provisions shall remain in full force and effect.

12.08  Waiver by either Party of any default hereunder by the other Party, or failure by either Party to enforce any provisions hereof, shall not be deemed a waiver by such Party of any subsequent default by the other Party or a waiver of such provisions or any other provisions, or of the right of either Party to enforce such provisions.

12.09  Notices required hereunder shall be sent by certified mail, return receipt requested, or by facsimile confirmed by regular mail, or by overnight courier service, to the Party to be notified at its following address or at such other address as shall have been specified in written notice from the parry to be notified:

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

To DuPont:
E. I. du Pont de Nemours and Company
DuPont Personal Protection
5401 Jefferson Davis Hwy
Richmond, VA  23234
Attention:  David A. Kee
Facsimile No: 804-383-2794

To Lakeland:
Lakeland Industries, Inc.
701 Koehler Avenue, Suite 7
Ronkonkoma, NY  11779-7410
Attention:  Christopher J. Ryan and Gary Pokrassa
Facsimile No: 631-981-7851

Each notice sent in accordance with this section shall be deemed to have been received:
(a)       on the third business day after it was mailed by certified mail, return receipt requested (excluding any business day which there existed any general interruption of postal services due to strike, lockout or other cause); or
(b)      on the same day it was sent by facsimile transmission, or on the first business day thereafter if the day on which it was sent by facsimile transmission was not a business day.
(c)       one business day after sending by overnight courier service “Business day” shall be a business day in the jurisdiction of the recipient

12.10   Lakeland shall not appoint any third party representative or agent for the Products without the prior written consent of DuPont.

12.11   For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

12.12  The Parties hereto are sophisticated businesses with counsel to review the terms of this Agreement and the Parties represent that they have fully read this Agreement, and understand and accept its terms.

12.13  The Parties’ legal obligations under this Agreement are to be determined from the precise and literal language of this Agreement and not from the imposition of state laws attempting to impose additional duties or fiduciary obligations that were not the express basis of the bargain at the time this Agreement was made.

Article 13.  Entirety

This Agreement, with its Schedules and DuPont’s Conditions of Sale, contain the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements.  There are no, oral or written, contracts, understandings, conditions, or representations relating to the subject matter hereof that are not merged herein and the Parties acknowledge that they have not executed or authorized the execution of this instrument in reliance upon any agreement, understanding, condition, warranty or representation not contained herein.  No amendments or modifications or waivers shall be of any force or effect unless in writing and signed by the Party claimed to be bound thereby.  No modification shall be effected, nor shall these terms and conditions be subject to change, by reason of any written or oral statement by any Party or stated in any, or by the acknowledgment or acceptance of, purchase order forms, invoices, transmission via internet exchanges, or other forms, containing different or additional conditions.

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

IN WITNESS WHEREOF, the Parties hereto through duly authorized representatives have executed this Agreement in duplicate on the dates set forth below.

E. I. du Pont de Nemours and Company	Lakeland Industries, Inc.

By	By

Date	Date

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Schedule A

DuPont Products and Prices

DuPont Products and Pricing:

Through December 31, 2010, Lakeland will have access to the products in the DuPont garment catalogue.

Pricing will be per the attached spreadsheet

Container load pricing will have * and Truck Load pricing will have a *.

There will be a Coop advertising fund of * of DuPont garment sales by Lakeland for the balance of 2010 that we would share * between DuPont and Lakeland.  *.  Analysis and reimbursement will be completed at the end of 2010.  DuPont terms of advertising and other programs that qualify for the Coop advertising funds shall apply.

Through December 31, 2010, Lakeland will continue to manufacture approximately 76 skus in which the case count is different from the DuPont current offering to support their customers.  For this purpose DuPont agrees to sell Lakeland rolled goods at the *.  The terms of the Sales Agreement for rolled goods executed contemporaneously with this Agreement shall apply to purchases for this purpose including ordering, forecasting and audit of the consumption and sale of those products.  Lakeland will transition their customers to the DuPont case count skus by the end of 2010 which involves updating catalogues and customer computer systems with the new DuPont skus.  The lists of these skus are included in the attached spreadsheet.

“Confidential Treatment Requested”

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Schedule B

Additional Terms

•	Payment Terms: *.
•	Freight Terms: Free freight to Wholesale Distribution Center with a minimum order of $2500.
•
Return Policy: Returns must be made within ninety (90) days of purchase date.  Returns are subject to a 15% restocking charge and all return freight charges are the responsibility of the Wholesaler.  Only Make to Stock items are eligible for return.

•
Recall Policy:  DuPont shall notify Wholesale Distributor in writing of product recall, corrective action, product or quality control action or retrofit, or regulatory action involving Product.  As part of this notice DuPont will establish a process to handle customer communications and any necessary corrective action.  Wholesale Distributor will provide all assistance including information on end-users and products sold.

•
Discontinued Product Policy: DuPont upon ninety (90) days written notice may discontinue offering any Products.  As part of this notice DuPont will provide information on dates for final shipment of product and whether DuPont will accept returns or exchanges of discontinued Products, or modify any Products.

•
Product Modification Policy: DuPont may upon written notice modify any Products included in the DuPont catalog.  As part of this notice DuPont will provide information on product modification and whether any properties of the Products are changed.

“Confidential Treatment Requested”

Lakeland Transition Wholesaler Distribution Agreement
DuPont Protection Technologies

Schedule C

DuPont Terms and Conditions

E. I. du Pont de Nemours and Company

STANDARD CONDITIONS OF SALE

1. Seller warrants only that (a) any products or services provided hereunder meet Seller's standard specifications for the same or such other specifications as may have been expressly agreed to herein; (b) the sale of any products or services provided hereunder will not infringe the claims of any validly issued United States patent covering such product or service itself, but does not warrant against infringement by reason of (i) the use of any information provided, (ii) the use of any product or service in combination with other products, services, or information or In the operation of any process, or (iii) the compliance by Seller with any specifications provided to Seller by Buyer; and (c) all products provided hereunder were produced in compliance with the requirements of the Fair Labor standards Act of 1938, as amended. WITH RESPECT TO ANY PRODUCTS. SERVICES, OR INFORMATION PROVIDED TO BUYER, SELLER MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Buyer assumes all risk and liability resulting from use of the products, services, or Information delivered hereunder, whether used singly or in combination with other products, services, or information.

2. IN NO EVENT WILL SELLER'S AGGREGATE LIABILITY TO BUYER FOR ALL DAMAGES ARISING FROM ANY AND ALL CLAIMS RELATED TO THE BREACH OF THIS AGREEMENT, NONDELIVERY, OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION COVERED BY THIS AGREEMENT. REGARDLESS OF WHETHER THE FORM OF ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STATUTE, OR OTHERWISE, EXCEED THE TOTAL PRICE PAID BY BUYER TO SELLER FOR THE PRODUCTS, SERVICES, OR INFORMATION IN RESPECT OF WHICH DAMAGES ARE CLAIMED. NO CLAIM SHALL BE ALLOWED FOR PRODUCT THAT HAS BEEN PROCESSED IN ANY MANNER. FAILURE TO GIVE NOTICE OF A CLAIM WITHIN NINETY (90) DAYS FROM DATE OF DELIVERY, OR THE DATE FIXED FOR DELIVERY (IN CASE OF NONDELIVERY) SHALL CONSTITUTE A WAIVER BY BUYER OF ALL CLAIMS IN RESPECT OF SUCH PRODUCTS, SERVICES, OR INFORMATION. PRODUCTS SHALL NOT BE RETURNED TO SELLER WITHOUT SELLER'S PRIOR WRITTEN PERMISSION. NO CHARGE OR EXPENSE INCIDENT TO ANY CLAIMS WILL BE ALLOWED UNLESS APPROVED BY AN AUTHORIZED REPRESENTATIVE OF SELLER. IN ADDITION, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY CLAIM TO INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES WAIVE AND AGREE NOT TO ASSERT NON-CONTRACTUAL CLAIMS ARISING UNDER STATE LAW RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION COVERED BY THIS AGREEMENT, AND THIS AGREEMENT SHALL BE DEEMED TO INCLUDE SUCH LANGUAGE AS MAY BE REQUIRED TO EFFECT SUCH WAIVER. WAIVER BY EITHER PARTY OF ANY DEFAULT BY THE OTHER HEREUNDER SHALL NOT BE DEEMED A WAIVER BY SUCH PARTY OF ANY DEFAULT BY THE OTHER WHICH MAY THEREAFTER OCCUR.

3. No liability shall result from delay in performance or nonperformance, directly or indirectly caused by circumstances beyond the control of the party affected, including, but not limited to, act of God, fire, explosion, flood, war, act of or authorized by any Government, accident, labor trouble or shortage, pandemic, inability to obtain material, equipment or transportation, failure to obtain or hardship in obtaining reasonably priced supplies of materials, or failure of usual transportation mode. Quantities so affected may be eliminated from the agreement without liability, but the agreement shall remain otherwise unaffected. Seller shall have no obligation to purchase supplies of the product specified herein to enable it to perform this Agreement.

4. If for any reason including but not limited to Force Majeure Seller is unable to supply the total demand for products specified herein, Seller may distribute its available supply among any or all purchasers, as well as departments and divisions of Seller, on such basis as it may deem fair and practical, without liability for any failure of performance which may result therefrom.

5. Seller may furnish such technical assistance and information as it has available with respect to the use of the products or services covered by this agreement. Unless otherwise agreed in writing, all such information will be provided gratis. Buyer agrees to evaluate such information, to make an independent decision regarding the suitability of such information, products and services for Buyer's application, and only use such products, services and information pursuant to then current good product stewardship principles and all regulatory requirements applicable to Buyer's business.

E. I. du Pont de Nemours and Company

6. Buyer acknowledges that it has received and is familiar with Seller's labeling and literature concerning the products and its properties. Buyer will forward such Information to its employees, contractors and customers who may distribute, handle, process, sell or use such products, and advise such parties to familiarize themselves with such information. Buyer agrees that products sold hereunder will not knowingly be resold or given in sample form to persons using or proposing to use the products for purposes contrary to recommendations given by Seller or prohibited by law, but will be sold or given as samples only to persons who can handle, use and dispose of the products safely. Unless agreed to by Seller in a written agreement covering such use, in no event shall Buyer use products or resell products for use in the manufacture of any implanted medical device. Buyer agrees that export of any product, service or information provided hereunder shall be in accordance with applicable Export Administration Regulations.

7. Except as may be contained in a separate trademark license, the sale of product (even if accompanied by documents using a trademark or trade name of Seller) does not convey a license, express or implied, to use any trademark or trade name of Seller, and Buyer shall not use any trademark or trade name of Seller in the conduct of its business without Seller's prior written consent.

8. The Buyer shall reimburse the Seller for all taxes, (excluding Income taxes) excises or other charges which the Seller may be required to pay to any Government (National, State or Local) upon the sale, production or transportation of the products, services, or information sold hereunder.

9. In the event Buyer falls to fulfill Seller's terms of payment, or in case Seller shall have any doubt any time as to Buyer's financial responsibility, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security.

10. This agreement is not assignable or transferable by Buyer, in whole or in part, except with the prior written consent of Seller. Seller reserves the right to sell, assign, or otherwise transfer its right to receive payment under this agreement.

11. Dispute Resolution and Arbitration – Buyer and Seller agree to arbitrate all disputes, claims or controversies whether based on contract, tort, statute, or any other legal or equitable theory, arising out of or relating to (a) this Agreement or the relationship which results from this Agreement, (b) the breach, termination or validity of this Agreement, (c) the purchase or supply of any product. service, or information provided by Seller, (d) events leading up to the formation of Buyer's and Seller's relationship, and (e) any issue related to the creation of this Agreement or its scope, including the scope and validity of this paragraph. The parties shall before and as a condition to proceeding to arbitration attempt in good faith to resolve any such claim or controversy by mediation under the International Institute for Conflict Prevention & Resolution ("CPR") Mediation Procedure then currently in effect. Unless the parties agree otherwise, the mediator will be selected from the CPR Panels of Distinguished Neutrals. Any such claim or controversy which remains unresolved 60 days after the appointment of a mediator or 60 days after good faith efforts by either party to proceed to mediation shall be finally resolved by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitration then currently in effect by three independent and impartial arbitrators, none of whom shall be appointed by either party. This Agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, to the exclusion of any state laws inconsistent therewith. Such arbitration shall be conducted in a city to be chosen by the arbitrators which is not the principal place of business of either party, and the arbitrators and the parties shall conduct such arbitration in accordance with such procedures as may be necessary to permit use of the then current CPR Arbitration Appeal Procedure. Any judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. In the event that either party wishes to appeal an award, the parties shall follow the then current CPR Arbitration Appeal Procedure. Buyer and Seller agree not to file or join any class action or class arbitration, seek or consent to class relief, or seek or consent to the consolidation or joinder of its claims with those of any third party. If any clause within this Arbitration Provision (other than the agreement regarding the conduct of the arbitration in the preceding sentence) is found to be illegal or unenforceable, that clause will be severed from this Arbitration Provision, and the remainder of the Arbitration Provision will be given full force and effect. If such agreement regarding the conduct of the arbitration is found to be illegal or unenforceable and if the arbitrators permit a class arbitration or consolidated or joined matter to proceed, this entire Arbitration Provision will be unenforceable, and the dispute may be decided by a court. The obligations set forth in this paragraph shall survive the termination or expiration of this Agreement

E. I. du Pont de Nemours and Company

12. This Agreement shall be construed and governed by Delaware law, without regard to any applicable conflicts of law provisions, and the terms of the UCC, rather than the United Nations Convention on Contracts for the International Sale of Goods, shall apply.

13. Except as otherwise expressly provided in any other term or condition of this Agreement, title, liability for and risk of loss to Product sold hereunder passes to Buyer upon loading for shipment at Seller's producing location.

14. Except as expressly provided in any other term or condition of this Agreement, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15. This Agreement supersedes all prior agreements, representations and understandings between the parties (whether written or oral) with respect to its subject matter and constitutes (along with the exhibits and schedules attached hereto) a complete and exclusive statement of the terms of the agreement between the parties with respect to the provision of products or services hereunder. Not by way of limitation of the unqualified nature of the foregoing, Buyer acknowledges, agrees and represents that it is not relying upon, and it has not been induced by, any representation, warranty, statement made by, or other information provided by Seller in connection with its decision to purchase or use any product, service, information or technology, other than the representations and warranties Seller as and only to the extent expressly provided in this Agreement. No modification of this Agreement shall be binding upon Seller unless separately contracted in writing and executed by a duly authorized representative of Seller. No modification shall be effected by the acknowledgment or acceptance of purchase order forms stipulating different conditions.

Ver.2/1/07